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Exhibit 21

1.
Omtool Europe Limited, England

2.
CMA Ettworth Limited, England

3.
CMA Ettworth, Inc., Florida, USA

4.
Omtool Healthcare, LLC, Delaware, USA

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  Exhibit 21